UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 3, 2009
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 3, 2009, Thomas G. Stephens was promoted from Executive Vice President, Global Powertrain and Global Quality of General Motors Corporation (“General Motors”) to Vice Chairman, Global Product Development, of General Motors, effective April 1, 2009. Although Mr. Stephens was scheduled for a salary increase due to the increased responsibilities of this new position, he and General Motors agreed on February 4 to forgo that increase.
Robert A. Lutz, currently Vice Chairman, Global Product Development will be Vice Chairman and Senior Advisor to General Motors and plans to retire at the end of 2009.
General Motors announced these management changes on February 9, 2009; the news release is attached to this Form 8-K as Exhibit 99.1.
ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated February 9, 2009
# # #
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Corporation (Registrant)
Date: February 10, 2009	By:	/s/ Nick S. Cyprus
Its: Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated February 9, 2009

3